UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 610-2200

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2017, BGC Partners, Inc. (“BGC”) and one of its operating partnerships, BGC Partners, L.P., entered into a Transaction Agreement (the “Transaction Agreement”) with Cantor Fitzgerald, L.P. (“Cantor”) and certain of its affiliates, including Cantor Commercial Real Estate Company, L.P. (the “Partnership”), Cantor Sponsor, L.P., the general partner of the Partnership, CF Real Estate Finance Holdings, L.P. (the “Real Estate LP”), and CF Real Estate Finance Holdings GP, LLC, the general partner of the Real Estate LP (the “Real Estate LP General Partner”). Pursuant to the Transaction Agreement, (i) BGC agreed to acquire Berkeley Point Financial LLC, including its wholly owned subsidiary, Berkeley Point Capital LLC (together, “Berkeley Point” or “BPF”), from the Partnership; and (ii) BGC and Cantor agreed to invest $100 million and $266.67 million, respectively, in the Real Estate LP (collectively, the “Transactions”). The Transactions are described in further detail below.

Berkeley Point Acquisition

Pursuant to the Transaction Agreement, BGC (or its designated subsidiary) will acquire from the Partnership all of the outstanding membership interests of Berkeley Point Financial LLC for an acquisition price equal to $875 million, subject to upward or downward adjustment to the extent that the net assets of BPF as of the closing of the Transactions (the “Closing”) are greater than or less than $508.6 million (the “Berkeley Point Acquisition”). Berkeley Point is a leading commercial real estate finance company focused on the origination and sale of multifamily and other commercial real estate loans through government-sponsored and government-funded loan programs, as well as the servicing of commercial real estate loans, including those it originates. Upon the Closing, BPF, and BGC’s investment in the Real Estate LP, which is described in further detail below, will become part of Newmark Knight Frank, BGC’s Real Estate Services segment.

Investment in the Real Estate LP

Contemporaneously with the Berkeley Point Acquisition, (i) BGC (or its designated subsidiary) will invest $100 million of cash in the Real Estate LP for approximately 27 percent of the capital of the Real Estate LP (the “BGC Investment”), and (ii) Cantor (or its designated subsidiary) will contribute approximately $267 million of cash and non-cash assets for approximately 73 percent of the capital of the Real Estate LP. Any such non-cash assets contributed by Cantor to the Real Estate LP will be valued as of the Closing at their fair market value and consist primarily of loans held for sale by the Partnership in the ordinary course of business. The Real Estate LP may conduct activities in any real estate-related business or asset-backed securities-related business or any extensions thereof and ancillary activities thereto. The Real Estate LP will be operated and managed by the Real Estate LP General Partner, which will be controlled by Cantor.

Pursuant to the Amended and Restated Agreement of Limited Partnership of the Real Estate LP (the “Real Estate LP Agreement”), BGC will be entitled to a cumulative annual preferred return of five percent of its capital account balance (the “BGC Preferred Return”). After the BGC Preferred Return is allocated, Cantor will then be entitled to a cumulative annual preferred return of five percent of its capital account balance. Thereafter, BGC will be entitled to 60 percent of the gross percentage return on capital of the Real Estate LP, multiplied by BGC’s capital account balance in the Real Estate LP (less any amounts previously allocated to BGC pursuant to the BGC Preferred Return), with the remainder of the net income of the Real Estate LP allocated to Cantor. Cantor has agreed to bear initial net losses of the Real Estate LP, if any, up to an aggregate amount of approximately $37 million per year. These allocations of net income and net loss are subject to certain adjustments.

At the option of BGC, and upon one-year’s written notice to the Real Estate LP delivered any time on or after the fourth anniversary of the Closing, the Real Estate LP will redeem in full the BGC Investment in exchange for BGC’s capital account balance in the Real Estate LP as of such time. At the option of Cantor, at any time on or after the fifth anniversary of the Closing, the Real Estate LP will redeem in full the BGC Investment in exchange for BGC’s capital account balance in the Real Estate LP as of such time. At the option of Cantor, at any time prior to the fifth anniversary of the Closing, the Real Estate LP will redeem in full the BGC Investment in exchange for (i) BGC’s capital account balance in the Real Estate LP as of such time plus (ii) the sum of the BGC Preferred Return amounts for any prior taxable periods, less (iii) any net income allocated to BGC in any prior taxable periods.

Additional Terms of the Transaction Agreement

The Transaction Agreement includes customary representations, warranties and covenants, including covenants related to the operation of BPF by the Partnership during the period prior to the Closing and covenants related to intercompany referral arrangements among Cantor, BGC and their respective subsidiaries. These referral arrangements provide for profit-sharing and fee-sharing arrangements at various rates depending on the nature of a particular referral. The parties have further agreed that, so long as BGC or one of its subsidiaries maintains an investment in the Real Estate LP, the Real Estate LP and Cantor will seek certain government-sponsored and government-funded loan financing exclusively through BPF whenever possible.

The Partnership may request that up to $3.5 million of the acquisition price for the Berkeley Point Acquisition be paid in units of BGC Holdings, L.P. (“BGC Holdings”), which units of BGC Holdings may be exchanged over time into shares of Class A common stock of BGC (“BGC Class A Stock”). For purposes of the acquisition price for the Berkeley Point Acquisition, each unit of BGC Holdings will be valued at the volume weighted-average price of a share of BGC Class A Stock for three trading days prior to the Closing. The Berkeley Point Acquisition does not include a transfer of the economics of BPF’s special asset servicing business.

The respective obligations of the parties to complete the Transactions are subject to customary closing conditions, including the absence of any order issued by a governmental authority prohibiting the Transactions and the receipt of certain consents or non-objections from certain government-sponsored enterprises and government agencies, including the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Federal Housing Administration and the U.S. Department of Housing and Urban Development. The obligations of the parties to complete the Transactions are further subject to the accuracy of the representations and warranties of the other parties set forth in the Transaction Agreement (subject in each case to certain materiality standards) at the Closing and the compliance in all material respects by the other parties with their respective obligations under the Transaction Agreement to be performed prior to the Closing. Each of BGC and Cantor has also agreed to indemnify the other parties for certain breaches of representations, warranties, covenants and other specified matters, subject to certain limitations.

Board and Committee Approvals

The Board of Directors and Audit Committee of BGC, upon the unanimous recommendation of a Special Committee consisting of all four independent directors (the “Special Committee”), has unanimously approved the Transaction Agreement, the Real Estate LP Agreement and the related transactions. The Special Committee was assisted by independent advisors, with Sandler O’Neill & Partners, L.P. serving as its financial advisor and Debevoise & Plimpton LLP serving as its legal advisor.

The foregoing descriptions of the Transaction Agreement and the Real Estate LP Agreement do not purport to be complete and are qualified in their entirety by reference to the actual terms of the Transaction Agreement and the Real Estate LP Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and incorporated herein by reference. Neither the Transaction Agreement nor the Real Estate LP Agreement is intended to be a source of financial, business or operational information about BGC, BPF, the Real Estate LP or their respective affiliates. The representations, warranties and covenants contained in these documents are made solely for purposes of the Transaction Agreement and the Real Estate LP Agreement and are made as of specific dates; are solely for the benefit of the parties thereto; may be subject to qualifications and limitations agreed upon by the parties thereto in connection with negotiating the terms of the Transaction Agreement and the Real Estate LP Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties thereto rather than establishing matters as facts; and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants set forth in the Transaction Agreement or the Real Estate LP Agreement or any description thereof as characterizations of the actual state of facts or condition of BGC, BPF, the Real Estate LP or their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants set forth in the Transaction Agreement or the Real Estate LP Agreement may change after the date of the Transaction Agreement or the Real Estate LP Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01.	Regulation FD Disclosure.

On July 18, 2017, BGC issued a press release announcing the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Discussion of Forward-Looking Statements About BGC Partners, the Transactions and Berkeley Point

Statements in this document and the attached press release regarding BGC, the Transactions and Berkeley Point that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the possibility that the Transactions may not be consummated in a timely manner or at all, including as a result of a failure to satisfy a condition to the closing (including regulatory approvals); the possibility that there may be an adverse effect or disruption from the Transactions that negatively impacts BGC’s other businesses; the possibility that the anticipated benefits of the Transactions to BGC may not be realized as presently contemplated or at all; and the possibility that changes in interest rates, commercial real estate values, the regulatory environment, pricing or other competitive pressures, and other market conditions or factors could cause the results of Berkeley Point to differ from the forward-looking statements contained herein and in such documents. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in the most recent Form 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K. Except as required by law, BGC undertakes no obligation to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Transaction Agreement, dated as of July 17, 2017, by and among BGC Partners, Inc., BGC Partners, L.P., Cantor Fitzgerald, L.P., Cantor Commercial Real Estate Company, L.P., Cantor Sponsor, L.P., CF Real Estate Finance Holdings, L.P. and CF Real Estate Finance Holdings GP, LLC.*

10.1	Form of Amended and Restated Limited Partnership Agreement of CF Real Estate Finance Holdings, L.P.

99.1	BGC Partners, Inc. Press Release dated July 18, 2017.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BGC will supplementally furnish a copy of them to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017	BGC PARTNERS, INC.

	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

[Signature page to 8-K re Berkeley Point Acquisition]

Exhibit List

Exhibit No.	Description
2.1	Transaction Agreement, dated as of July 17, 2017, by and among BGC Partners, Inc., BGC Partners, L.P., Cantor Fitzgerald, L.P., Cantor Commercial Real Estate Company, L.P., Cantor Sponsor, L.P., CF Real Estate Finance Holdings, L.P. and CF Real Estate Finance Holdings GP, LLC.*

10.1	Form of Amended and Restated Limited Partnership Agreement of CF Real Estate Finance Holdings, L.P.

99.1	BGC Partners, Inc. Press Release dated July 18, 2017.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BGC will supplementally furnish a copy of them to the Securities and Exchange Commission upon request.